Exhibit 99.1

Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com
COLOR KINETICS REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2007
Net income increases nearly seven-fold year over year to $1.5 million
Boston, MA — April 26, 2007 — Color Kinetics Incorporated (NASDAQ: CLRK), a leading innovator of LED lighting systems and technologies, today announced its results of operations for the first quarter of 2007. Revenues were a record $18.8 million, an increase of 28% from the $14.7 million reported in the first quarter of 2006. GAAP net income was $1.5 million or $0.07 per fully diluted share, up 697% over net income of $188,000 or $0.01 per fully diluted share in the first quarter of 2006. Non-GAAP net income for the first quarter was $2.3 million or $0.10 per fully diluted share prior to non-cash FAS 123R stock-based compensation charges of $814,000.
”We’re very pleased to mark the start of our 10th year in business with another strong operational performance, reflecting continued revenue growth across multiple regions, strong margins, substantial momentum in licensing, and a rate of new intelligent LED lighting installations that we believe outpaces any other player,” said Bill Sims, President and CEO, Color Kinetics.
“The public’s attention to lighting has perhaps never been greater, particularly with recent headlines and efforts to curb its contribution to energy strain. While LED technology has the potential to ultimately leapfrog conventional sources as the energy-efficient choice of the future, our success in the market points to the many other advantages that LED systems already deliver today; from reduced maintenance and longer lifespan to advanced digital control for both existing and entirely new lighting applications,” said Sims. “As LEDs continue their progression towards the mainstream, we believe that our head-start in the field and accumulation of knowledge, experience, technology and IP put Color Kinetics in an excellent position to remain a category leader.”
First quarter highlights include:
•	30% growth in Lighting Systems revenues year over year
•	Strong gross margins at 55%
•	A quarterly record of 12 new licensing agreements signed, including Ford Motor Company, and 88% increase in licensing revenues year over year
•	A quarterly record of 7 new patents issued
•	Inclusion among Forbes’ Top 25 Technology Growth Companies for the second consecutive year
For the second quarter of 2007, the company currently targets revenues within the range of $20.2 million to $21.2 million, with GAAP net income of $0.05 to $0.07 per fully diluted share. Non-GAAP net income, excluding FAS 123R stock compensation, is expected to be between $0.09 and $0.11 per fully diluted share.
Color Kinetics will host a conference call to review its first quarter results after the close of market today. The conference call may be accessed by dial-in number or via the Internet as follows:
4:30 pm ET
Domestic dial-in number: 800-299-0148
International dial-in number: 617-801-9711
Passcode: 66518986
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome

A dial-in replay of the conference call will be available from 6:30 pm ET today through May 3 at 888-286-8010 (domestic), 617-801-6888 (international), passcode: 56100710. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.
About Color Kinetics
Celebrating its 10th anniversary this year, Color Kinetics Incorporated (NASDAQ: CLRK) transforms environments through new, dynamic uses of light. Its award-winning lighting systems and technologies apply the benefits of LEDs as a highly efficient, long lasting, environmentally friendly, and inherently digital source of illumination — reinventing light itself as a highly controllable medium. Color Kinetics also enables widespread adoption of LED lighting through OEM and licensing partnerships in diverse markets. The company is headquartered in Boston, MA with offices in the UK and China. More information is available at http://www.colorkinetics.com.
# # #
©2007 Color Kinetics Incorporated. Color Kinetics is a registered trademark and the Color Kinetics logo is a trademark of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2006, File Number 000-50798, and most recent 10-Q, each as filed with the Securities and Exchange Commission.

Color Kinetics Incorporated and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and equivalents	$44,522	$60,997
Investments	56,882	38,985
Restricted cash	500	500
Accounts receivable, net	12,755	11,480
Accounts receivable from related party	—	82
Inventory	8,963	6,805
Prepaid expenses and other current assets	2,003	3,159

Total current assets	125,625	122,008
PROPERTY AND EQUIPMENT—net	2,592	2,199
INTANGIBLE ASSETS—net	278	282
RESTRICTED CASH—Non-current portion	464	—

TOTAL ASSETS	$128,959	$124,489

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,354	$3,690
Accrued expenses	2,347	2,238
Accrued compensation	1,999	3,073
Accrued warranty	986	1,007
Accrued restructuring	152	243
Deferred revenue	1,464	195

Total current liabilities	12,302	10,446

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value	21	21
Additional paid-in capital	141,609	140,498
Accumulated other comprehensive loss	(107)	(112)
Accumulated deficit	(24,866)	(26,364)

Total stockholders’ equity	116,657	114,043

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$128,959	$124,489

Color Kinetics Incorporated
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended March 31, 2007			Three Months Ended March 31, 2006
	GAAP	SFAS 123R	Non-GAAP	GAAP	SFAS 123R	Non-GAAP
REVENUES:
Lighting systems	$16,966		$16,966	$13,098		$13,098
OEM and licensing	1,818		1,818	1,560		1,560

Total revenues	18,784		18,784	14,658		14,658
COST OF REVENUES:
Lighting systems	7,885	$(30)	7,855	6,099	$(19)	6,080
OEM and licensing	553	—	553	540	—	540

Total cost of revenues	8,438	(30)	8,408	6,639	(19)	6,620

GROSS PROFIT	10,346	30	10,376	8,019	19	8,038

OPERATING EXPENSES:
Selling and marketing	4,561	(207)	4,354	3,755	(116)	3,639
Research and development	2,286	(149)	2,137	1,604	(124)	1,480
General and administrative	3,264	(428)	2,836	3,091	(282)	2,809

Total operating expenses	10,111	(784)	9,327	8,450	(522)	7,928

INCOME FROM OPERATIONS	235	814	1,049	(431)	541	110
INTEREST INCOME	1,263	—	1,263	562	—	562
EQUITY IN EARNINGS OF JOINT VENTURE	—	—	—	57	—	57

NET INCOME	$1,498	$814	$2,312	$188	$541	$729

EARNINGS PER SHARE:
Basic	$0.07	$0.04	$0.11	$0.01	$0.03	$0.04
Diluted	$0.07	$0.04	$0.10	$0.01	$0.03	$0.04

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	21,312	21,312	21,312	18,410	18,410	18,410
Diluted	22,209	22,209	22,209	19,946	19,946	19,946

Color Kinetics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,498	$188
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	354	247
Stock-based compensation	821	547
Equity in earnings of joint venture	—	(57)
Common stock issued for services	13	23
Changes in assets and liabilities:
Accounts receivable	(1,193)	(761)
Inventory	(2,158)	380
Prepaid expenses and other current assets	1,156	(1,233)
Accounts payable	1,664	688
Accrued expenses	(986)	(787)
Deferred revenue	1,269	24
Accrued restructuring	(91)	(95)

Cash flows from operating activities	2,347	(836)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(35,057)	(6,768)
Maturities of investments	17,164	—
Purchases of property and equipment	(742)	(444)
Purchase of patent	—	(300)
Restricted cash	(464)	500

Cash flows from investing activities	(19,099)	(7,012)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	139	179
Proceeds from issuance of common stock under the employee stock purchase plan	137	132

Cash flows from financing activities	276	311

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1	(2)

DECREASE IN CASH AND EQUIVALENTS	(16,475)	(7,539)
CASH AND EQUIVALENTS—Beginning of period	60,997	43,032

CASH AND EQUIVALENTS—End of period	$44,522	$35,493